Exhibit 99.1

December 9, 2013	Analyst Contact:	T.D. Eureste 918-588-7167
	Media Contact:	Brad Borror 918-588-7582

ONEOK and ONEOK Partners to Participate in
Wells Fargo Energy Symposium

TULSA, Okla. – Dec. 9, 2013 – ONEOK, Inc. (NYSE: OKE) and ONEOK Partners, L.P. (NYSE: OKS) will participate in the Annual Wells Fargo Energy Symposium in New York City on Dec. 10-11, 2013.

John W. Gibson, ONEOK and ONEOK Partners chairman and chief executive officer, will present at the conference on Tuesday, Dec. 10, at 1:25 p.m. Eastern Standard Time (12:25 p.m. Central Standard Time).

The conference will be webcast and will be accessible on both ONEOK’s and ONEOK Partners’ websites, www.oneok.com and www.oneokpartners.com. A replay of the webcast will be archived for 30 days.

The presentation will be posted on their websites that morning, beginning at 8 a.m. Eastern Standard Time (7 a.m. Central Standard Time).

ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is a diversified energy company.  We are the general partner and as of Sept. 30, 2013, own 41.3 percent of ONEOK Partners, L.P. (NYSE: OKS), one of the largest publicly traded master limited partnerships, which is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation’s premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers.  ONEOK is among the largest natural gas distributors in the United States, serving more than 2 million customers in Oklahoma, Kansas and Texas.  ONEOK is a FORTUNE 500 company and is included in Standard & Poor’s (S&P) 500 Stock Index.

For more information, visit the website at www.oneok.com and www.oneokpartners.com.

For the latest news about ONEOK and ONEOK Partners, follow us on Twitter @ONEOKNews and @ONEOKPartners.

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